Exhibit 2

TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY

440 Mamaroneck Avenue

Harrison, New York 10528

July 1, 2014

Board of Directors

Transamerica Financial Life Insurance Company

ML of New York Variable Life Separate Account

440 Mamaroneck Avenue

Harrison, New York 10528

Directors:

In my capacity as Vice President of Transamerica Financial Life Insurance Company, I have participated in the preparation and review of the initial Registration Statement on Form S-6 filed with the U.S. Securities and Exchange Commission under the Securities Act of 1933 for the purpose of changing the depositor of certain single premium variable life insurance policies (Prime Plan I, Prime Plan II, Prime Plan III and Prime Plan IV) and certain scheduled premium variable life insurance policies (Directed Life) (collectively, the “Policies”) that are funded through ML of New York Variable Life Separate Account (the “Separate Account,” File No. 811-6226) from Transamerica Advisors Life Insurance Company of New York to Transamerica Financial Life Insurance Company. I have consulted with outside counsel and examined such documents and such law as I considered necessary and appropriate, and on the basis of such examination and consideration, it is my opinion that:

1.	Transamerica Financial Life Insurance Company has been duly organized under the laws of the State of New York and is a validly existing corporation.

2.	The Separate Account has been duly created and validly exists as a separate account pursuant to New York Insurance Law.

3.	New York Insurance Law Section 4240 provides that the portion of the assets of the Separate Account equal to the reserves and other liabilities for variable benefits under the Policies is not chargeable with liabilities arising out of any other business Transamerica Financial Life Insurance Company may conduct.

4.	The Policies, when issued as contemplated by the Registration Statement, will be legal and binding obligations of Transamerica Financial Life Insurance Company in accordance with their terms.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Arthur D. Woods

Arthur D. Woods, Esq.
Vice President